UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 10, 2018, Comstock Resources, Inc., a Nevada corporation ("Comstock" or the "Company") issued a press release, attached hereto as Exhibit 99.1, announcing it has obtained commitments from a syndicate of thirteen banks for a new five year reserve-based revolving credit facility (the "New Credit Facility") with an initial borrowing base of $700.0 million.  The New Credit Facility is subject to customary closing conditions and will become effective concurrent with the closing of the contribution of certain oil and gas assets by Arkoma Drilling, L.P. and Williston Drilling, L.P., entities owned by Jerry Jones and his family, pursuant to the Contribution Agreement entered into on May 9, 2018 between Comstock and such entities.  The issuance of Comstock common stock in connection with the Jones contribution is being submitted to the Company's stockholders for approval at its upcoming annual meeting to be held on August 10, 2018.

The New Credit Facility was arranged by BMO Capital Markets and has an initial borrowing base of $700.0 million, which will be re-determined on a semi-annual basis.  The New Credit Facility will be secured by substantially all of Comstock's assets and will be administered by Bank of Montreal.  Borrowings under the New Credit Facility will bear interest at the Company's option, at either LIBOR plus 2% to 3% or a base rate plus 1% to 2%, in each case depending on the utilization of the borrowing base.  Comstock will pay a commitment fee of 0.375% to 0.5% on the unused borrowing base.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Press Release dated July 10, 2018 announcing commitment for new Revolving Credit Facility.

Forward-Looking Statements

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving the Company.  The proposed contribution will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement.  However, such documents are not currently available.  This communication does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO

READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONTRIBUTION TRANSACTION.

Investors will be able to obtain a free copy of the proxy statement (when available) and other documents filed with the SEC at the SEC's website at http://www.sec.gov.  In addition, the proxy statement and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through the Company's website at www.comstockresources.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of Comstock may be deemed "participants" in the solicitation of proxies from stockholders of Comstock in favor of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Comstock in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about Comstock's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: July 11, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer